SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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The E.W. Scripps Company

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1 Election of Directors
REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT ON THE COMPENSATION OF DIRECTORS
REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT
GOVERNANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT ON STOCKHOLDER RETURN -- PERFORMANCE GRAPH
REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT ON THE COMPANY’S PENSION PLAN
REPORT ON THE COMPANY’S CHANGE IN CONTROL PLAN
REPORT ON THE COMPANY’S DEFERRED COMPENSATION PLAN
REPORT ON CERTAIN TRANSACTIONS
PROPOSAL 2
REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
REPORT ON SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
OTHER MATTERS

THE E. W. SCRIPPS COMPANY
Scripps Center
312 Walnut Street
Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 4, 2006

TO THE SHAREHOLDERS OF THE E. W. SCRIPPS COMPANY
      The Annual Meeting of the Shareholders of The E. W. Scripps Company (the “Company”) will be held at the Queen City Club, Cincinnati, Ohio, on Thursday, May 4, 2006 at 10:00 a.m., local time, for the following purposes:

1.	to fix the number of directors and to elect persons as directors of the Company;

2.	to approve a technical amendment to the Company’s Code of Regulations; and

3.	to transact such other business as may properly come before the meeting.
      The board of directors has fixed the close of business on March 10, 2006 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.
      We encourage you to attend the meeting and vote your shares in person. If you plan to attend the meeting and need special assistance because of a disability, please contact the corporate secretary’s office.
      We have enclosed the 2005 Annual Report, including financial statements, and the Proxy Statement with this Notice of Annual Meeting.
      It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Registered shareholders can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you may still vote your shares by marking your vote on the enclosed proxy card and signing, dating and mailing it in the envelope provided. Returning your executed proxy card, or voting your shares using the toll-free number or the Internet, will not affect your right to attend the meeting and vote your shares in person.
      Your proxy is being solicited by the board of directors.

Mary Denise Kuprionis, Esq.
Vice President
Corporate Secretary/Director of Legal Affairs
March 31, 2006

The E. W. Scripps Company
312 Walnut Street
Cincinnati, Ohio 45202

PROXY STATEMENT
2006 ANNUAL MEETING
May 4, 2006
      This proxy statement, together with the accompanying notice of meeting, proxy card and annual report, is being mailed to shareholders on or about March 31, 2006. It is furnished in connection with the solicitation of proxies by the Board of Directors of The E. W. Scripps Company, an Ohio corporation (the “Company”) for use at the Company’s Annual Meeting of Shareholders which will be held on Thursday, May 4, 2006.
      The close of business on March 10, 2006 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
      On February 28, 2006 the Company had outstanding 127,026,354 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 36,668,226 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.
PROPOSAL 1
Election of Directors
      A board of twelve directors is to be elected, four by the holders of Class A Common Shares voting separately as a class and eight by the holders of Common Voting Shares voting separately as a class. In the election, the nominees receiving the greatest number of votes will be elected. All directors will hold office until the next Annual Meeting of Shareholders.
      Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the four directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the eight directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board may propose.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
      The following table sets forth certain information as to each of the nominees for election to the board of directors.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares

David A. Galloway (1)	62	2002	President and Chief Executive Officer of Torstar Corporation from 1988 until his retirement in May 2002 (a media company listed on the Toronto Stock Exchange).
Nicholas B. Paumgarten (2)	60	1988	Chairman, Corsair Capital LLC (an investment firm) since March 2006, Managing Director of J.P. Morgan Chase and Chairman of J.P. Morgan Corsair II Capital Partners L.P. from February 1992 to March 2006 (an investment banking firm and an investment fund).
Ronald W. Tysoe (3)	52	1996	Vice Chairman since December 1997 and Vice Chairman and Chief Financial Officer from April 1990 to December 1997 of Federated Department Stores, Inc.
Julie A. Wrigley	57	1997	President and CEO of Wrigley Investments, LLC since March 1999, Chairman and CEO of Wrigley Management Inc. from 1995 through 1998, Assistant to the President/CEO of Wm. Wrigley Jr. Company from 1994 through 1998, Investment Advisor & Manager of Wrigley Family Trusts and Estates from 1977 through 1998.

Nominees for Election by Holders of Common Voting Shares

William R. Burleigh (4)	70	1990	Chairman of the Company since May 1999. Chief Executive Officer from May 1996 to September 2000, President from August 1994 to January 2000, Chief Operating Officer from May 1994 to May 1996, Executive Vice President from March 1990 through May 1994 and Senior Vice President/Newspapers and Publishing from September 1986 to March 1990.
John H. Burlingame (5)	72	1988	Retired Partner since January 2003, Active Retired Partner from January 2000 to December 2002, Senior Partner from January 1998 to December 1999, Partner from June 1997 through December 1997 and Executive Partner from 1982 through 1997 of Baker & Hostetler LLP (law firm).
Kenneth W. Lowe (6)	55	2000	President and Chief Executive Officer of the Company since October 2000, and President and Chief Operating Officer from January 2000 to September 2000. Chairman and CEO of Scripps Networks, a subsidiary of the Company, from 1994 to January 2000.
Jarl Mohn (7)	54	2002	Trustee of the Mohn Family Trust since September 1991; President and Chief Executive Officer of Liberty Digital, Inc. from January 1999 to March 2002. President and CEO of E! Entertainment Television from January 1990 to December 1998.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Jeffrey Sagansky (8)	54	2003	Chairman, Ardustry Home Entertainment since April 2005; Chairman, People’s Choice Cable TV since January 2005; Vice Chairman of Paxson Communications from December 2002 to August 2003. President and CEO of Paxson from 1998 to December 2002. Co-President, Sony Pictures Entertainment, from 1996 to 1998. President of CBS Entertainment 1990 to 1994.
Nackey E. Scagliotti (5)(9)	60	1999	Chairman of the Board of Directors since May 1999 and Assistant Publisher from 1996 to May 1999 of The Union Leader Corporation (New Hampshire publisher of daily, Sunday and weekly newspapers). Former President (1999 through 2003) and Publisher (1999 and 2000) of Neighborhood Publications, Inc. (New Hampshire publisher of weekly newspapers).
Edward W. Scripps (5)(9)	47	1998	Lifetime Emeritus Trustee of the Scripps Howard Foundation. Trustee of the Scripps Howard Foundation from August 2001 to July 2004 and from 1994 through 1998. Vice President of Scripps Howard Foundation from 1995 through 1998. News Director at KJRH-TV, a division of a subsidiary of the Company from February 1983 through September 1993.
Paul K. Scripps (9)(10)	60	1986	Vice President/Newspapers of the Company from November 1997 to December 2001 and Chairman from December 1989 to June 1997 of a subsidiary of the Company.

(1)	Mr. Galloway is chairman of the board of directors of the Bank of Montreal, and a director of Toromont Industries (a Caterpillar machinery dealer and gas compression company), Harris Bankmont (a Midwest bank), and Hudson Bay Company (a retail merchandise company).

(2)	Mr. Paumgarten is a director of Compucredit (a credit card company), Catlin Group Ltd. (a property and casualty reinsurance company) and Post Properties, Inc. (a real estate investment trust).

(3)	Mr. Tysoe is a director of Canadian Imperial Bank of Commerce and of Ohio Casualty Corporation (the holding company of The Ohio Casualty Insurance Company).

(4)	Mr. Burleigh is a director of Ohio National Financial Services Company (a mutual insurance and financial services company).

(5)	Mr. Burlingame, Mrs. Scagliotti and Mr. Edward W. Scripps are trustees of The Edward W. Scripps Trust.

(6)	Mr. Lowe is a director of Fifth Third Bancorp (a Midwest bank).

(7)	Mr. Mohn is a director of CNET (a web-based computer consumer electronics information service), XM Satellite Radio Holdings, Inc. (a satellite radio service provider) and MobiTV (a private company that provides live television and video programming to cell phones).

(8)	Mr. Sagansky is a director of American Media (a publishing company).

(9)	Mrs. Scagliotti and Mr. Edward W. Scripps are first cousins and are income beneficiaries of The Edward W. Scripps Trust. Mr. Paul K. Scripps is a second cousin to Mrs. Scagliotti and Mr. Edward W. Scripps.

(10)	Mr. Paul K. Scripps serves as a director of the Company pursuant to an agreement between The Edward W. Scripps Trust and John P. Scripps. See “Certain Transactions — John P. Scripps Newspapers.”

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES
2005 Board and Committee Meetings
      The board held four regularly scheduled meetings and one special meeting. The following committees of the board held the number of meetings indicated: Executive, one; Audit, six; Compensation and Incentive Plan, four; and Nominating & Governance, five. Each director attended each of the meetings of the board and the committees on which he or she served, except one director who missed one board meeting.
Committees
      Executive Committee. William R. Burleigh (chairman), John H. Burlingame and Kenneth W. Lowe are the members of the executive committee which, if necessary, exercises all of the powers of the board in the management of the business and affairs of the Company between board meetings except the power to fill vacancies on the board or its committees.
      Audit Committee. Ronald W. Tysoe (chairman), Jeffrey Sagansky and Julie A. Wrigley are the members of the audit committee. Among other things, the audit committee appoints the independent auditors each year, reviews the audit plans of both the internal and independent auditors, evaluates the adequacy of and monitors compliance with corporate accounting policies, and reviews the Company’s annual and quarterly financial statements. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. The committee’s charter is available for review on the Company’s Web site, www.scripps.com.
      Compensation Committee. David A. Galloway (chairman), John H. Burlingame, Jarl Mohn, Edward W. Scripps and Ronald W. Tysoe are the members of the compensation committee, which oversees all compensation matters relating to the Company’s senior executives. The committee’s charter is available for review on the Company’s Web site.
      Incentive Plan Committee. David A. Galloway (chairman), Jarl Mohn and Ronald W. Tysoe, three of the Company’s independent directors, are the members of the incentive plan committee, which approves all awards under the Company’s Long-Term Incentive Plan and approves all performance-based bonus awards for the Company’s senior executives. The incentive plan committee is a subcommittee of the compensation committee and meets at the same time as the compensation committee.
      Nominating & Governance Committee. John H. Burlingame (chairman), William R. Burleigh, Nicholas B. Paumgarten, Nackey E. Scagliotti and Julie A. Wrigley are the members of the nominating & governance committee. The purpose of the committee is to review the size and composition of the board, to recommend nominees to the board of directors, to formulate policies of board conduct and to insure that the board adopts appropriate corporate governance standards. The committee’s charter is available for review on the Company’s Web site. The Edward W. Scripps Trust holds a majority of the Company’s Common Voting Shares, which qualifies the company as a “controlled” company as defined by Section 303A of the listing standards of the New York Stock Exchange. As such, the Company could avail itself of an exemption such status affords it from compliance with the Exchange’s requirements to have a majority of independent directors and an independent nominating and corporate governance committee and an independent compensation committee. The board of directors has determined that a majority of its board of directors is independent. When selecting new director nominees, the committee considers any requirements of applicable law or listing standards, as well as a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the board (including its size and structure) and principles of diversity. The committee will review any candidate recommended by the shareholders of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send his or her recommendation, with a description of the candidate’s qualifications, to: Chairman, Nominating & Governance Committee, c/o Mrs. Mary Denise Kuprionis, The E. W. Scripps Company, 312 Walnut

Street, Suite 2800, Cincinnati, Ohio 45202. In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.
REPORT ON THE COMPENSATION OF DIRECTORS
      Since January 1, 2005, directors who are not employees of the Company have received an annual fee of $40,000 and an additional $2,500 for each board of directors meeting they attended. A summary of all fees paid to non-employee directors follows. Directors who are employees of the Company do not receive any compensation for services as directors or committee members.

Annual retainer for the chairman of the board	$100,000
Annual retainer	40,000
Board per meeting fee	2,500
Executive Committee per meeting fee	2,000
Audit Committee per meeting fee	2,500
Compensation Committee per meeting fee	2,000
Nominating and Governance Committee per meeting fee	2,000
Executive Committee annual chair fee	3,000
Audit Committee annual chair fee	9,000
Compensation Committee annual chair fee	6,000
Nominating & Governance Committee annual chair fee	3,000
      Consistent with past practice, in April 2005, non-employee directors received a nonqualified stock option to purchase 10,000 of the Company’s Class A Common Shares.

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of December 31, 2005, of more than five percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

			Common
	Class A		Voting
Name and Address Of Beneficial Owner	Common Shares	Percent	Shares	Percent

The Edward W. Scripps Trust (1)	39,192,222	30.87%	32,080,000	87.49%
13350 Metro Parkway, Suite 301 Fort Myers, Florida 33912

Paul K. Scripps and	1,230	.00%	3,232,226	8.81%
John P. Scripps Trust (2)
5360 Jackson Drive, Suite 206 La Mesa, California 91942

AXA Financial Inc. (3)	11,879,401	9.40%	—	—
1290 Avenue of the Americas New York, New York 10104

Capital Research and Management	7,372,800	5.80%	—	—
Company (4)
333 South Hope Street Los Angeles, California 90071

(1)	Under the Trust Agreement establishing The Edward W. Scripps Trust (the “Trust”), the Trust must retain voting shares sufficient to ensure control of the Company until the final distribution of the Trust estate unless earlier stock dispositions are necessary for the purpose of preventing loss or damage to such estate. The trustees of the Trust are John H. Burlingame, Edward W. Scripps and Nackey Scagliotti. The Trust will terminate upon the death of the last to survive of two persons specified in the Trust, the younger of whom is 86 years of age. Upon the termination of the Trust, substantially all of its assets (including all shares of capital stock of the Company held by the Trust) will be distributed to the grandchildren of Robert Paine Scripps (a son of Edward W. Scripps), of whom there are 27. Certain of these grandchildren have entered into an agreement among themselves, other cousins and the Company which will restrict transfer and govern voting of Common Voting Shares to be held by them upon termination of the Trust and distribution of the Trust estate. See “Certain Transactions — Scripps Family Agreement.”

(2)	See footnote 5 to the table under “Security Ownership of Management.”

(3)	AXA Financial Inc. filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 14, 2006. The information in the table is based on the information contained in such filing for the year ended 2005. Such report states that AXA Financial Inc. has sole voting power over 6,856,036 shares, shared voting power over 35,506 shares and sole investment power over 11,879,401 shares. The 13G was filed pursuant to the Joint Filing Agreement with respect to Schedule 13G among AXA Financial Inc, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA.

(4)	Capital Research and Management Company filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 6, 2006. The information in the table is based on the information contained in such filing for the year ended 2005. Such report states that Capital Research and Management Company has sole voting power over 6,372,800 shares and sole investment power over 7,372,800 shares.

REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT
      The following information is set forth with respect to the Company’s Class A Common Shares and Common Voting Shares beneficially owned as of January 31, 2006 by each director and each nominee for election as a director of the Company, by each named executive, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them. Also included in the table are shares owned by The Edward W. Scripps Trust, the trustees of which are directors of the Company.

			Common
Name of Individual or	Class A		Voting
Number of Persons in Group	Common Shares(1)	Percent	Shares	Percent

William R. Burleigh	394,830	*	—	—
John H. Burlingame (2)	51,428	*	—	—
David A. Galloway	27,000	*	—	—
Kenneth W. Lowe	1,490,972	*	—	—
Jarl Mohn (3)	30,600	*	—	—
Nicholas B. Paumgarten (4)	60,300	*	—	—
Jeffrey Sagansky	15,000	*	—	—
Nackey E. Scagliotti (2)	54,400	*	—	—
Edward W. Scripps (2)	56,000	*	—	—
Paul K. Scripps (5)	31,230	*	3,232,226	8.81%
Ronald W. Tysoe	60,000	*	—	—
Julie A. Wrigley	117,344	*	—	—
Richard A. Boehne	601,399	*	—	—
Joseph G. NeCastro	142,798	*	—	—
Mark G. Contreras	13,436	*	—	—
William B. Peterson	50,585	*	—	—
All directors and executive officers as a group (24 persons) (6)	43,001,503	33.88%	35,312,226	96.30%

*	Shares owned represent less than one percent of the outstanding shares of such class of stock.

(1)	The shares listed for each of the officers and directors include Class A Common Shares underlying exercisable options and options that are exercisable within 60 days of January 31, 2006, held by him or her. The shares listed do not include the balances held in any of the directors’ phantom share accounts that are the result of an election to defer compensation under the 1997 Deferred Compensation and Stock Plan for Directors.

(2)	These persons are trustees of the Trust and have the power to vote and dispose of the 39,192,222 Class A Common Shares and the 32,080,000 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust.

(3)	The shares for Mr. Mohn include shares held jointly with other family members and shares owned as a trustee of a family trust.

(4)	The shares listed for Mr. Paumgarten include 1,700 shares owned by his wife. Mr. Paumgarten disclaims beneficial ownership of such shares.

(5)	The shares listed for Mr. Paul K. Scripps include 239,040 Common Voting Shares and 816 Class A Common Shares held in various trusts for the benefit of certain of his relatives and 208 Class A Common Shares owned by his wife. Mr. Scripps is a trustee of the aforesaid trusts. Mr. Scripps disclaims beneficial ownership of the shares held in such trusts and the shares owned by his wife. The shares listed also include 2,890,906 Common Voting Shares held by five trusts of which Mr. Scripps is a trustee. Mr. Scripps is the sole beneficiary of one of these trusts, holding 698,036

Common Voting Shares. He disclaims beneficial ownership of the shares held in the other four trusts.

(6)	Please see footnote 1 under Report on the Security Ownership of Certain Beneficial Owners.

GOVERNANCE
      The board of directors is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating & governance committee annually reviews the Company’s corporate governance principles and the charters of the audit, compensation and nominating & governance committees. The committee charters comply with the governance provisions of the Sarbanes-Oxley Act of 2002 and the listing requirements of the New York Stock Exchange. The governance principles and committee charters are available for review on the Company’s Web site and are available in print to any shareholder who requests a copy.
      The Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers, which is available for review on the Company’s Web site. It is the responsibility of the audit committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms.
      The Company’s Statement of Policy on Ethics and Professional Conduct was established in 1996 and was updated, renamed the Code of Ethics and approved by the board of directors in February 2005. Training and distribution of the updated Code began in the spring of 2006. The Code is applicable to all employees and is available for review on the Company’s Web site. It is also available to any shareholder who requests a printed copy.
      The Company has not made any charitable contributions, where the amount has exceeded $1 million or 2% of such charity’s consolidated gross revenues, to any charitable organization for which a director serves as an executive officer.
      In accordance with the Company’s corporate governance principles, the non-management directors met in executive session at least four times in 2005. The director who presides at these meetings is selected by the board of directors.
      When first elected to the board of directors, new members attend a training session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors.
      Section 303A of the listing standards of the New York Stock Exchange defines a controlled company as “a listed company of which more than 50% of the voting power is held by an individual, a group or another company.” The Edward W. Scripps Trust holds a majority of the Company’s outstanding Common Voting Shares, which qualifies the Company as a “controlled company.” As such, the Company could avail itself of an exemption such status affords it from compliance with the Exchange’s requirements to have a majority of independent directors and an independent nominating and corporate governance committee and an independent compensation committee. However, the board of directors has determined that a majority of its board of directors is independent. On May 16, 2005 the Company filed with the New York Stock Exchange its executed Annual Written Affirmation. An exhibit to the Annual Written Affirmation was the Company’s annual Section 303A.12(a) CEO Certification.
      The Company does not have a policy with regard to attendance by board members at the Annual Meeting of Shareholders. Messrs. Burleigh, Lowe and Tysoe attended the Company’s 2005 annual meeting of shareholders.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Committee
      The members are Mr. Ronald W. Tysoe (chairman), Mr. Jeffrey Sagansky and Ms. Julie A. Wrigley. The board of directors of the Company has determined that none of the current members of the committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and the listing standards of the New York Stock Exchange. The board determined that each member of the committee is financially literate as defined under the current NYSE rules and that Mr. Tysoe is an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act.
Charter
      The committee’s charter is available for review on the Company’s Web site.
Purpose
      The committee provides assistance to the board of directors in fulfilling its responsibility to shareholders, potential shareholders, and the investment community. The purpose of the committee is to assist the board in fulfilling its oversight responsibility relating to (i) the integrity of the company’s financial statements and financial reporting process and the company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (iv) the compliance by the company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of all other responsibilities as outlined in its charter. Additionally, the audit committee members have reviewed the Company’s Code of Ethics and have established guidelines for receiving reports on issues raised by employees using the Company’s HelpLine. The committee meets privately with representatives of the Company’s independent auditors, with the Company’s internal auditors and with management.
Responsibilities
      The principal responsibilities of the committee include, but are not limited to, the following:

•	the engagement of the independent auditors;

•	the determination as to the independence and performance of the independent auditors;

•	the determination as to the performance of the internal auditors;

•	preapproval of audit and non-audit services;

•	review of disclosure controls and procedures;

•	review of management’s annual report on internal controls over financial reporting;

•	review of annual SEC filings;

•	review of quarterly SEC filings and other communications;

•	review of certain matters with internal and independent auditors;

•	consultation with independent auditors;

•	preparation of its report for the proxy statement;

•	committee performance evaluation;

•	review of policies for employment of former independent auditors;

•	establishment of “whistleblowing” procedures;

•	review of legal and regulatory compliance; and

•	review of certain transactions with directors and related parties.

Meetings
      The committee held six meetings during 2005 and, as of March 31, 2006, has had four meetings in 2006. During such meetings, the committee spent a significant amount of time reviewing the progress of management’s annual report on internal controls over financial reporting as required by section 404 of the Sarbanes-Oxley Act. Management reported to the committee that there were no material weaknesses in the Company’s system of internal control over financial reporting. Additionally, management represented to the committee that the Company’s quarterly financial statements and consolidated financial statements as of and for the year ended December 31, 2005 were prepared in accordance with generally accepted accounting principles. The committee reviewed and discussed such financial statements with management and the Company’s independent auditors, Deloitte & Touche, LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively the “Deloitte Entities”), and discussed such other matters deemed relevant and appropriate by the committee. The committee discussed with Deloitte Entities the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (Communications with Audit Committees). Deloitte Entities also provided to the committee the written disclosures and letter, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee and Deloitte Entities discussed independence and whether the auditors’ provision of non-audit services is compatible with maintaining such independence. It is the policy of the committee that the Company notify the audit committee and obtain its approval prior to engaging the Deloitte Entities for any non-audit work.
      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and be filed with the Securities and Exchange Commission.
Audit Fees
      The following table sets forth fees for all professional services rendered by Deloitte Entities to the Company for the years ended December 31, 2005 and 2004.

	2005	2004

Audit fees (1)	$1,589,000	$1,552,500
Audit-related fees (2)	374,800	88,765

Total audit and audit related	1,964,700	1,641,265

Tax compliance and preparation:
Amended returns, claims for refunds and tax payment-planning	827,900	1,104,100
Employee benefit plans	7,000	1,700
Other tax-related fees
Tax consultation and planning (3)	—	20,700
Other	15,200	145,800

Total tax fees	850,100	1,272,300

Total fees	$2,814,800	$2,913,565

(1)	This includes fees for the audit of the parent company and certain subsidiary companies, quarterly reviews, accounting consultations, comfort letters and consents.

(2)	This includes fees for due diligence assistance and other assurance-related services.

(3)	This includes fees primarily for tax compliance services and federal and state tax planning services related to tax credits and incentives.

The Audit Committee

Ronald W. Tysoe, Chairman
Jeffrey Sagansky
Julie A. Wrigley

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
The Committee
      The compensation committee of the board of directors, which consists entirely of non-employee directors of the company, is responsible for reviewing and approving the Company’s executive compensation program. The members are Messrs. David A. Galloway (chairman), John H. Burlingame, Ronald W. Tysoe, Jarl Mohn and Edward W. Scripps.
      The incentive plan committee, a subcommittee of the compensation committee, approves awards under the Company’s Long-Term Incentive Plan and the Executive Bonus Plan. Messrs. Tysoe, Galloway and Mohn are members of the incentive plan committee.
Overview of the Company’s Compensation Philosophy
      The Company’s executive compensation program is based on a philosophy that combines pay for company performance and market-competitive compensation levels. The objective of the program is to provide a comprehensive compensation package that will reward for enhancing Company performance and maximizing shareholder value and that also allows the Company to attract, retain and motivate a highly-qualified management team.
      The value of an individual’s role and his or her overall contributions are taken into consideration when determining executive pay levels and incentive opportunities. The Company relies on a variety of published compensation surveys to assess the competitiveness of its executives’ compensation levels.
Components of the Compensation Program
      All elements of the executive compensation program are reviewed annually by the compensation committee to ensure alignment with Company objectives and consistency with competitive practices. The program consists of base salary, annual bonus and long-term incentives that include grants of nonqualified stock options and performance-based restricted stock under the Company’s Long-Term Incentive Plan (hereinafter referred to as total direct compensation). Performance-based compensation should be commensurate with the level of performance achieved. Total direct compensation is targeted at a level commensurate with Company performance. The committee has determined that total direct compensation for the named executive officers is reasonable and appropriate when taking into consideration comparable positions in the market. The committee will continue to review the alignment of executive pay with Company performance and make adjustments, as necessary, to support retention goals.

Base Salary
      Base salary levels for executive officers of the Company are targeted to be at the median of the market in comparison to their respective industry and professional peers. Salary adjustments are a function of multiple factors including: competitive market levels for comparable positions; an executive’s responsibilities; an executive’s job performance and contributions; and the Company’s performance. The performance factors are not assigned specific weights. Rather, the Committee applies its own judgment in evaluating the aggregate impact of these factors and in making base salary determinations.
      The Committee takes into consideration the recommendation of the chief executive officer when determining base salary increases for the other named executive officers. The 2005 base salary levels for named executive officers were generally close to the market median when Company size is taken into consideration.

Annual Bonus
      Short-term incentives for 2005 were provided to the named executive officers through the Executive Bonus Plan. The Committee established objectives for two key financial measures, operating cash flow and earnings per share. These measures represented 60% and 40%, respectively, of each named executive officer’s bonus opportunity. The operating cash flow targets for Messrs. Gardner, Contreras, and Peterson were based on the performance of their respective divisions. The operating cash flow for Mr. Boehne was based 30% on the performance of the newspaper division and 30% on the Company’s consolidated performance. The operating cash flow target for Mr. NeCastro was based on the Company’s consolidated performance.
      The target bonus opportunity for Mr. Boehne was set at 60% of base salary. The target bonus opportunities for Messrs. Gardner, Peterson, and NeCastro were set at 50% of base salary. The target bonus opportunity for Mr. Contreras was set at 45% of base salary. No bonus is paid for performance levels less than the established threshold. Performance levels that meet the targeted level are paid out at 100%. In no case would the actual bonus exceed 150% of the targeted bonus opportunity.
      The bonus award is typically paid during the first quarter of the calendar year following the actual plan year, although executives may elect to defer payment of the bonus until retirement or another predetermined date.
      For 2005, the Company exceeded its earnings per share target and its consolidated operating cash flow target. Scripps Networks and United Media divisions also exceeded the divisional operating cash flow targets. Therefore, the actual bonus awards for Messrs. Boehne, Gardner, and NeCastro were more than the targeted award. Scripps’ newspaper, television and Shop at Home divisions did not meet the divisional operating cash flow targets. Therefore, the actual bonus awards for Messrs. Peterson and Contreras were less than the targeted award.

Long-Term Incentive
      The purpose of the 1997 Long-Term Incentive Plan is to encourage stock ownership by management and better align the interests of shareholders and management. The Plan allows for several different types of stock-based awards, including stock options, stock appreciation rights, restricted stock, and restricted share unit grants.
      Named executive officers typically receive an annual grant of stock options. The 2005 award was a combination of stock options and performance-based restricted stock. This is part of an ongoing effort to provide stronger ties to performance and the interests of shareholders.
Compensation of the Chief Executive Officer
      The chief executive officer’s 2005 compensation package consisted of a base salary of $1,050,000 and a target annual bonus opportunity of 100% of such salary ($1,050,000). Like other senior executives, Mr. Lowe’s 2005 bonus plan was based on the Company attaining its consolidated operating cash flow target and earnings per share target. These measures represented 60% and 40%, respectively of Mr. Lowe’s bonus opportunity. Because the Company exceeded these financial targets, Mr. Lowe’s actual bonus award was more than the targeted award.
      Mr. Lowe continues to be covered under an employment contract that was effective June 16, 2003 and expires December 31, 2006. The details of Mr. Lowe’s contract can be found under “Other Transactions.”
      Mr. Lowe was awarded an option on February 10, 2005 to purchase 125,000 of the Company’s Class A Common shares under the Long-Term Incentive Plan in recognition of his performance. The options will be exercisable in three equal installments beginning on February 15, 2006. In addition, Mr. Lowe was awarded a target of 36,833 performance-based restricted shares. Because the Company exceeded its operating cash flow budget for 2005, Mr. Lowe actually earned 37,938 shares. Of these earned shares, 9,485 vested on February 15, 2006, another 9,485 will vest on February 15, 2007 and the remaining 18,968 shares will vest on February 15, 2008.

      At the request of the Company, on September 30, 2004, Mr. Lowe converted 40,000 of his restricted shares to restricted share units as provided by the Long-Term Incentive Plan. These units will vest on January 2, 2007.
Response to Omnibus Budget Reconciliation Act of 1993
      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any one year to a company’s chief executive officer and each of its four other most highly compensated executives. Performance-based compensation, if approved by shareholders, is exempt from Section 162(m). The Company’s Executive Bonus Plan and its Long-Term Incentive Plan have been approved by shareholders and, accordingly, performance-based compensation awarded under such plans is generally intended to satisfy those requirements. The committee reserves the right to grant awards from time to time that do not qualify as performance-based compensation to the extent that it is necessary to attract and retain senior executives.
      The compensation tables that follow are intended to better enable our shareholders to understand the compensation practices of the Company.

The Compensation Committee

David A. Galloway, Chairman
John H. Burlingame
Jarl Mohn
Edward W. Scripps
Ronald W. Tysoe

Summary Compensation Table
      The following table sets forth information regarding the compensation earned by, paid to or awarded to the Company’s chief executive officer, and each of the Company’s five other most highly compensated executive officers, during each of the Company’s last three fiscal years.

				Long-Term Compensation
				Awards
		Annual
		Compensation		Restricted	Securities	All Other
				Stock	Underlying	Compen-
Name and		Salary	Bonus	Award(s)	Options/	sation
Principal Position	Year	$		$(1)($)	SARs(#)	(2)($)

Kenneth W. Lowe	2005	1,050,000	1,105,398	1,762,599	125,000	36,628
President and Chief	2004	975,000	733,980	1,037,036	187,500	31,775
Executive Officer (3)(4)(5)(6)	2003	925,000	804,232	12,402,222	250,000	30,145
Richard A. Boehne	2005	585,000	359,979	859,975	60,000	18,510
Executive Vice President (5)(6)	2004	565,000	318,999	497,816	90,000	17,873
	2003	550,000	358,644	0	110,000	17,397
Frank Gardner	2005	555,000	300,133	564,071	40,000	20,640
Senior Vice President and	2004	540,000	284,688	332,202	60,000	20,056
Chairman, Scripps Networks,	2003	525,000	351,120	0	50,000	3,762
Inc. (5)(6)(7)
Joseph G. NeCastro	2005	470,000	337,237	599,288	42,500	14,853
Senior Vice President and	2004	450,000	300,628	332,202	60,000	16,344
Chief Financial Officer (5)(6)(8)	2003	425,000	282,243	0	60,000	9,602
William P. Peterson	2005	365,000	176,131	246,796	17,500	10,950
Senior Vice President/	2004	339,583	126,700	124,698	22,500	9,365
Television Station Group (5)(6)
Mark G. Contreras (6)(9)(10)	2005	448,125	393,085	403,012	15,000	440
Vice President/ Newspaper Operations

(1)	The dollar amounts listed in this table reflect the value of the restricted shares on the date of the award. The aggregate number and value of restricted share holdings for each named executive officer as of the end of 2005 were as follows: Mr. Lowe held 199,057 shares, with a value of $9,544,873; Mr. Boehne held 25,023 shares, with a value of $1,199,853; Mr. NeCastro held 17,445 shares, with a value of $836,488, Mr. Peterson held 7,218 shares, with a value of $346,103 and Mr. Contreras held 8,553 shares, with a value of $410,116. Dividends were paid during 2005 on shares of restricted stock held by each named executive officer at a rate of $.10 per share for the first quarter and $.11 per share for the second, third and fourth quarters. The value of the restricted shares is based on the average of the high and low sale prices of the Company’s shares on December 31, 2005, which was $47.95. Additionally, Mr. Lowe has 40,000 restricted share units with a value of $1,918,000.

(2)	Represents compensation contributed pursuant to the Scripps Retirement and Investment Plan and the Scripps Executive Deferred Compensation and Savings Restoration Plan, and imputed income as a result of life insurance coverage exceeding $50,000 annually.

(3)	Mr. Lowe entered into an employment agreement with the Company as of June 16, 2003. The terms of this agreement are disclosed under “Other Transactions.”

(4)	Mr. Lowe entered into a restricted share award agreement with the Company on January 2, 2003. Such agreement awarded him 310,638 shares vesting in equal installments on the anniversary date of the award in 2004, 2005, 2006 and 2007.

(5)	The 2004 restricted stock awards were granted on March 23 and vest equally on the anniversary date of the award in 2005, 2006 and 2007.

(6)	The 2005 restricted stock awards were granted on February 10. Twenty-five percent of the award vested on February 15, 2006, twenty-five percent vests on February 15, 2007 and fifty percent vests on February 15, 2008.

(7)	Mr. Gardner retired on December 31, 2005. Immediately prior to his retirement, he held 16,687 restricted shares and, in accordance with the terms of the Long-Term Incentive Plan, all of such shares vested upon his retirement.

(8)	Mr. NeCastro’s 2005 bonus amount includes an annual performance-based bonus of $247,399 and a bonus of $89,838 that relates to a loan he received from the Company on his hiring date. See “Other Transactions” for additional details.

(9)	Mr. Contreras’ 2005 bonus amounts includes an annual performance-based bonus of $193,085, a sign-on bonus of $150,000, and a special bonus of $50,000. See “Other Transactions” for additional details.

(10)	Mr. Contreras was awarded 4,000 performance-based restricted shares on January 4, 2005. Because the first performance objective was attained, 1,000 shares vested on February 15, 2006. Provided certain additional performance objectives are achieved, 1,000 shares will vest on February 15, 2007; and 2,000 shares will vest on February 15, 2008.
Option/SAR Grants in 2005
      The following table sets forth certain information regarding options for Class A Common Shares granted in 2005 under the Company’s Long-Term Incentive Plan to named executives who participate therein.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Share
	Securities	Options/SARs	Exercise		Price Appreciation for
	Underlying	Granted to	Or Base		Option Term
	Options/SARs	Employees in	Price	Expiration
Name	Granted(#)	2005	($/Sh)	Date	5%($)	10%($)

Kenneth W. Lowe	125,000	6.6%	46.46	2013	3,652,306	9,255,659
Richard A. Boehne	60,000	3.2%	46.46	2013	1,753,107	4,442,716
Frank Gardner	40,000	2.1%	46.46	2013	1,168,738	2,961,811
Joseph G. NeCastro	42,500	2.2%	46.46	2013	1,241,784	3,146,924
William B. Peterson	17,500	0.9%	46.46	2013	511,323	1,295,792
Mark G. Contreras	15,000	0.8%	46.46	2013	438,277	1,110,679
Total awards to all employees	1,895,250	100.0%
      The following table sets forth certain information regarding the number and value of options for Class A Common Shares held by the named executives at December 31, 2005. Three executives exercised options during 2005.

Number of
Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			12/31/05(#)	12/31/05($)
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)	Unexercisable	Unexercisable

Kenneth W. Lowe	107,000	3,145,584	919,167/333,333	12,488,169/849,581
Richard A. Boehne	50,000	1,450,245	473,334/156,666	7,075,539/381,261
Frank Gardner	154,000	3,496,870	430,000/0	5,634,100/0
Joseph G. NeCastro	—	—	70,000/102,500	416,700/222,525
William B. Peterson	—	—	24,167/35,833	156,969/52,606
Mark G. Contreras	—	—	0/15,000	0/22,350

Equity Compensation Plan Information for 2005
      The following table sets forth certain information as of December 31, 2005 for each category of equity compensation plan under which equity securities are authorized for issuance to employees and directors in exchange for consideration in the form of services.

		Weighted-	Number of securities
		average exercise	remaining available for
		price of	future issuance under
	Number of securities to	outstanding	equity compensation
	be issued upon exercise	options,	plans (excluding
	of outstanding options,	warrants and	securities reflected in
Plan Category	warrants and rights(#)	rights($)	column (a))(#)

	(a)	(b)	(c)
Equity compensation plans approved by security holders	24,317,400	37.89	6,926,914
Equity compensation plans not approved by security holders	0	—	0

Total	24,317,400	37.89	6,926,914

REPORT ON STOCKHOLDER RETURN — PERFORMANCE GRAPH
      Set forth below is a line graph comparing the cumulative total return on the Company’s Class A Common Shares, assuming an initial investment of $100 as of December 31, 1999, and based on the market prices at the end of each year and assuming reinvestment of dividends, with the cumulative total return of the Standard & Poor’s Composite-500 Stock Index and an index based on a peer group of media companies.
      The companies in the peer group index are Belo Corporation, Gannett Co. Inc., Knight Ridder, Inc., Lee Enterprises, Inc., The New York Times Company, Tribune Company, and the Washington Post Company. The index is weighted based on market capitalization. The companies included in the peer group were approved by the compensation committee.
REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      Messrs. John H. Burlingame, David A. Galloway, Jarl Mohn, Edward W. Scripps and Ronald W. Tysoe are the members of the Company’s compensation committee.
      Mr. John H. Burlingame is a member of the executive committee of the Company’s board of directors. He is also a retired partner of Baker & Hostetler LLP. Baker & Hostetler was a provider of legal services to the Company and to The Edward W. Scripps Trust in 2005 and is expected to provide legal services to the Company and to the Trust in 2006.
      Mr. Edward W. Scripps is a lifetime Emeritus Trustee of the Scripps Howard Foundation.
      Mr. Burlingame, Mrs. Scagliotti and Mr. Edward W. Scripps are the trustees of The Edward W. Scripps Trust and for 2006 are expected to continue to serve as trustees. The trustees have the power to vote and dispose of the 39,192,222 Class A Common Shares and 32,080,000 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust. Mr. Scripps and Mrs. Scagliotti are income beneficiaries of the Trust. See “Security Ownership of Certain Beneficial Owners.”

REPORT ON THE COMPANY’S PENSION PLAN
      The Company’s executive officers and substantially all other non-union employees of the Company are participants in a non-contributory defined benefit pension plan maintained by the Company (the “Pension Plan”). Contributions to the Pension Plan are based on separate actuarial computations for each business unit and are made by the business unit compensating the particular individual.

	Years of Services

Remuneration	15 Years	20 Years	25 Years	30 Years	35 Years

300,000	$55,000	$73,000	$91,000	$109,000	$127,000
400,000	73,000	98,000	122,000	147,000	171,000
500,000	92,000	123,000	154,000	184,000	215,000
600,000	111,000	148,000	185,000	222,000	259,000
700,000	130,000	173,000	216,000	259,000	302,000
800,000	148,000	198,000	247,000	297,000	346,000
900,000	167,000	223,000	279,000	334,000	390,000
1,000,000	186,000	248,000	310,000	372,000	434,000
1,500,000	280,000	373,000	466,000	559,000	652,000
1,750,000	326,000	435,000	544,000	653,000	762,000
2,500,000	467,000	623,000	779,000	934,000	1,090,000
      The above table shows the annual normal retirement benefits which, absent the maximum benefit limitations (the “Benefit Limitations”) imposed by Section 415(b) of the Internal Revenue Code of 1986, as amended (the “Code”), would be payable pursuant to the Pension Plan upon retirement at age 65 (based upon the 2005 social security integration level under the Pension Plan), pursuant to a straight life annuity option, for employees in the compensation ranges specified and under various assumptions with respect to average final annual compensation and years of credited services.
      In general, the Benefit Limitations limit the annual retirement benefits that may be paid pursuant to the Pension Plan to $170,000 (subject to further cost-of-living increases promulgated by the United States Secretary of the Treasury). The Company supplements payments under the Pension Plan with direct pension payments equal to the amount, if any, by which the benefits that otherwise would be payable under the Pension Plan exceed the benefits that are permitted to be paid under the Benefit Limitations. Annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable social security integration level plus 1.25% of average final annual compensation in excess of the social security integration level, multiplied by the employee’s years of credited service. An employee’s benefits are actuarially adjusted if paid in a form other than a life annuity.
      An employee’s remuneration is defined as the average annual amount of his pensionable compensation (generally salary and bonus, excluding the Scripps Retirement & Investment Plan match and any other annual or long-term compensation reflected in the Summary Compensation Table) for service during the five consecutive years within the last eleven years of his employment for which his total compensation was greatest. The employee’s years of credited service equal the number of years of his employment with the Company (subject to certain limitations). As of December 31, 2005, the years of credited service of the individuals named in the cash compensation table were as follows: Mr. Lowe — 26; Mr. Gardner — 21; Mr. Boehne — 20; Mr. NeCastro — 4; Mr. Peterson — 4; and Mr. Contreras — 1.
      In May 1996, the board of directors of the Company adopted a Selected Officer Retirement Program, the purpose of which is to provide supplemental retirement benefits to certain key employees of the Company who meet the eligibility requirements. Participants in the program must be specifically designated as participants by the compensation committee. As of December 31, 2005, the Program has three retired employee participants. No active employee has been designated for participation in such plan. A participant begins to receive benefits under the plan upon retirement. The amount of the benefit is a percentage of the participant’s highest three-year average earnings subject to certain offsets and maximums.
REPORT ON THE COMPANY’S CHANGE IN CONTROL PLAN
      In 2004, the directors of the Company approved the Senior Executive Change in Control Plan (the “Change in Control Plan”) for the named executive officers and certain other executive officers of the Company. Under this Plan, if there is a Change in Control (as defined in the Plan) of the Company, the participating executives will be entitled to termination payments if their employment with the Company is terminated without Cause (as defined in the Plan) or if they terminate such employment for Good Reason (as defined in the Plan), in either case within two (2) years of the Change in Control. The amount of the termination payment payable to each executive under the Plan equals a specific multiple (termination pay multiple) of such executive’s Base Salary and Bonus (as such terms are defined in the Plan). Base Salary equals the executive’s highest annualized rate of Base Salary in effect at any time during the year of termination and the three full prior calendar years preceding termination. Bonus means the higher of (i) an executive’s target bonus in the year of termination or (ii) the executive’s highest actual annual Bonus in the three full calendar years prior to termination of employment. Executives who participate in the Plan have termination pay multiples ranging from 1.5 to 2.5. Of the named executives of the Company, the termination pay multiple for Mr. Boehne is 2.5, and for the remaining named executives (other than Mr. Lowe) the multiple is 2. Mr. Lowe is not covered under this Plan since his employment agreement provides for payments in the event of a change in control. See “Other Transactions.” In addition to termination payments, the Plan provides for (i) continued benefits coverage for the number of months following termination of employment equal to 12 times an executive’s termination pay multiple and (ii) a cash sum equal to the actuarially determined value of a pension enhancement equal to the difference in the present value of (x) the actual pension the executive is entitled to receive under the Company’s Pension Plan and Supplemental Executive Retirement Plan and (y) the assumed pension such executive would be entitled to receive under such plans if age and years of credited service at the time of termination were increased by a number equal to his termination pay multiple. The Plan also provides that upon termination as described above all outstanding equity awards held by an executive, including stock options and restricted stock, will immediately vest and not be subject to forfeiture, with all options remaining exercisable for the remainder of their terms. Executives who receive termination payments under the Plan are also entitled to gross-up payments intended to cover any excise taxes (and interest or penalties imposed with respect to such taxes) under Section 4999 of the Internal Revenue Code.
REPORT ON THE COMPANY’S DEFERRED COMPENSATION PLAN
      In 2004, the Company replaced the 1997 Deferred Compensation and Phantom Stock Plan for Senior Officers and Selected Employees, effective May 22, 1997, and the Scripps Executive Savings and Restoration Plan, effective May 1, 1999, with the Scripps Executive Deferred Compensation and Savings Restoration Plan. To be eligible to participate in the Plan, an employee must be eligible to participate in both the Company’s Long-Term Incentive Plan and the Scripps Retirement and Investment Plan (401(k) Plan) and must earn compensation in excess of the Internal Revenue Code Section 401(a)(17) limit in any one year. The Plan is a non-qualified plan and participants may defer to the Plan, before taxes are deducted, up to 50% of base pay and up to 100% of an annual bonus. After a participant completes one year of service with the Company, the Company adds a 50% match to base pay deferrals, up to 6% of base pay. The Plan is intended to help restore amounts that a participant cannot contribute to the Company’s 401(k) plan, due to federal contribution limits.
REPORT ON CERTAIN TRANSACTIONS
Scripps Family Agreement
      General. The Company and certain persons and trusts are parties to an agreement (the “Scripps Family Agreement”) restricting the transfer and governing the voting of Common Voting Shares that such persons and trusts may acquire or own at or after the termination of the Trust. Such persons and trusts (the “Signatories”) consist of certain grandchildren of Robert Paine Scripps who are beneficiaries of the Trust, descendants of John P. Scripps, and certain trusts of which descendants of John P. Scripps are trustees and beneficiaries. Robert Paine Scripps was a son of the founder of the Company. John P. Scripps was a grandson of the founder and a nephew of Robert Paine Scripps.
      If the Trust were to have terminated as of January 31, 2006, the Signatories would have held in the aggregate approximately 93% of the outstanding Common Voting Shares as of such date.
      Once effective, the provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until twenty-one years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when the Trust terminates. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares will be effective for a ten-year period after termination of the Trust and may be renewed for additional ten-year periods.
      Transfer Restrictions. No Signatory will be able to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories will not be able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.
      Signatories will be permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories will also be permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and to pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.
      Voting Provisions. The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company held after termination of the Trust (each such meeting hereinafter referred to as a “Required Meeting”). At each Required Meeting, the Company will submit for decision by the Signatories, each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the Required Meeting has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him on each matter brought before the meeting. Each Signatory will be bound by the decision reached with respect to each matter brought before such meeting, and, at the related meeting of the shareholders of the Company, will vote his Common Voting Shares in accordance with decisions reached at the meeting of the Signatories.
John P. Scripps Newspapers
      In connection with the merger in 1986 of the John P. Scripps Newspaper Group (“JPSN”) into a wholly owned subsidiary of the Company (the “JPSN Merger”), the Company and The Edward W. Scripps Trust entered into certain agreements discussed below.
      JPSN Board Representation Agreement. The Edward W. Scripps Trust and John P. Scripps entered into a Board Representation Agreement dated March 14, 1986 in connection with the JPSN Merger. Under this agreement, the surviving adult children of Mr. John P. Scripps who are shareholders of the Company have the right to designate one person to serve on the Company’s board of directors so long as they continue to own in the aggregate 25% of the sum of (i) the shares issued to them in the JPSN Merger and (ii) the shares received by them from John P. Scripps’ estate. In this regard, The Edward W. Scripps Trust has agreed to vote its Common Voting Shares in favor of the person designated by John P. Scripps’ children. Pursuant to this agreement, Paul K. Scripps currently serves on the Company’s board of directors and is a nominee for election at the annual meeting. The Board Representation Agreement terminates upon the earlier of the termination of The Edward W. Scripps Trust or the completion of a public offering by the Company of Common Voting Shares.
      Stockholder Agreement. The former shareholders of the John P. Scripps Newspaper Group, including John P. Scripps and Paul K. Scripps, entered into a Stockholder Agreement with the Company in connection with the JPSN Merger. This agreement restricts to certain transferees the transfer of Common Voting Shares received by such shareholders pursuant to the JPSN Merger. These restrictions on transfer will terminate on the earlier of the termination of The Edward W. Scripps Trust or completion of a public offering of Common Voting Shares. Under the agreement, if a shareholder has received a written offer to purchase 25% or more of his Common Voting Shares, the Company has a “right of first refusal” to purchase such shares on the same terms as the offer. On the death of any of these shareholders, the Company is obligated to purchase from the shareholder’s estate a sufficient number of the Common Voting Shares of the Company to pay federal and state estate taxes attributable to all shares included in such estate; this obligation expires in 2006. Under certain other circumstances, such as bankruptcy or insolvency of a shareholder, the Company has an option to buy all Common Voting Shares of the Company owned by such shareholder. Under the agreement, stockholders owning 25% or more of the outstanding Common Voting Shares issued pursuant to the JPSN Merger may require the Company to register Common Voting Shares (subject to the right of first refusal mentioned above) under the Securities Act of 1933 for sale at the shareholders’ expense in a public offering. In addition, the former shareholders of the John P. Scripps Newspaper Group will be entitled, subject to certain conditions, to include Common Voting Shares (subject to the right of first refusal) that they own in any registered public offering of shares of the same class by the Company. The registration rights expire three years from the date of a registered public offering of Common Voting Shares.
Other Transactions
      Mr. John H. Burlingame is a retired partner of Baker & Hostetler LLP, which provided legal services to the Company and to The Edward W. Scripps Trust (the “Trust”) in 2005 and is expected to perform such services in 2006.
      During 2005, Mr. Nicholas B. Paumgarten was a managing director of J.P. Morgan Chase (“J.P. Morgan”). J.P. Morgan Chase Bank (an affiliate of J.P. Morgan) is a lender to the Company under its Competitive Advance/ Revolving Credit Agreement. J.P. Morgan has performed investment banking services for the Company in the past and may again perform investment banking services for the Company. Effective March 15, 2006, Mr. Paumgarten left his position at J.P. Morgan and became Chairman of Corsair Capital LLC (an investment firm).
      Mr. Kenneth W. Lowe entered into an employment agreement with the Company on June 16, 2003, pursuant to which he serves as President and Chief Executive Officer and as a member of the board of directors. The agreement continues through December 31, 2006, and thereafter renews for successive one-year terms unless terminated. During the term, Mr. Lowe is entitled to an annual salary, to be set by the Compensation Committee of the Company, that is not less than that paid to him for the immediately preceding year. Under the agreement, Mr. Lowe participates in the Company’s annual bonus plan for senior executives with an annual target bonus opportunity equal to no less than 80% of his salary. A description of Mr. Lowe’s compensation for 2005, including awards granted pursuant to his employment agreement, is included in the Compensation Committee’s report under “Compensation of the Chief Executive Officer.” Mr. Lowe’s agreement was amended on September 30, 2004. Such amendment converted 40,000 restricted shares to 40,000 restricted share units under the terms of the Company’s Long-Term Incentive Plan. Effective January 1, 2005, Mr. Lowe’s annual base salary was increased to $1,050,000 and his target bonus opportunity was increased to 100% of his annual base salary.

      Lowe — Deferred Stock Units. In recognition of the value Mr. Lowe created in the Company’s national television networks and to provide him with an incentive to enhance the profitability of the Company in the future, Mr. Lowe received a grant of 192,076 deferred stock units in 1999 under his previous employment agreement. As of the date of his current employment agreement, 80% of these deferred stock units had matured and 153,662 Class A Common Shares of the Company had been issued in exchange for such units. On January 15, 2004, under his employment agreement, the remaining deferred stock units matured and were exchanged for 38,414 Class A Common Shares, and Mr. Lowe received $50,706, which equals the amount of the cash dividends that would have been paid on such shares had they been outstanding between July 20, 1999 and January 15, 2004.
      Lowe — Restricted Stock. In connection with his employment agreement, the Company granted Mr. Lowe 310,638 restricted Class A Common Shares under the Company’s Incentive Plan, vesting in equal annual installments from 2004 through 2007. As of the date of this proxy statement, 232,980 of such shares have vested. On September 30, 2004, 40,000 of these shares were converted to restricted share units. Furthermore, 31,608 restricted Class A Common shares granted in connection with his previous employment agreement will continue to vest in accordance with their original vesting schedules. As of this date of this proxy statement, 251,985 of such shares have vested. All restricted shares that have not vested shall be forfeited if Mr. Lowe elects Early Retirement (as defined in the Agreement) before January 1, 2007, or if the Company terminates his employment as a result of criminal conviction. If Mr. Lowe’s employment is terminated for any other reason (including a Change in Control), all restricted shares shall vest immediately.
      Lowe — Termination. If the Company terminates the employment agreement for Cause (as defined in the agreement) or if Mr. Lowe terminates the agreement for any reason other than Good Reason (as defined in the agreement), Mr. Lowe will not be entitled to any further compensation or other benefits and, except in certain circumstances, will forfeit all outstanding equity awards.
      If Mr. Lowe dies or suffers Permanent Disability, the Company must continue to pay Mr. Lowe (or his estate) his salary and provide him (and his family) with medical benefits for two years. Also, all outstanding equity awards will vest with the options remaining exercisable for the remainder of the original terms.
      If the Company terminates the agreement without Cause or Mr. Lowe terminates it for Good Reason (other than within two years following a Change in Control), the Company must continue to pay Mr. Lowe his salary for the greater of three years or the balance of the term remaining at the time of such termination. Mr. Lowe will also be entitled to receive an amount equal to the target bonus then in effect times the greater of two or the number of years remaining under the term of the agreement, and he will be entitled to all benefits for the greater of two years or the balance of the term of the agreement, subject to certain offsets. Also, outstanding equity awards will vest with the options remaining exercisable for the remainder of the original term.
      Lowe — Change in Control. If the Company terminates the employment agreement without Cause within two years after a Change in Control or Mr. Lowe terminates it for Good Reason within such two-year period, the Company must pay him an amount equal to three times the greater of his then current salary or his salary at the highest annualized rate paid in the three calendar years prior to the date of termination and in addition an amount equal to three times the greater of 100% of his target bonus for the year of such termination or the highest annual bonus he received for the three calendar years prior to termination. Until the earliest of the third anniversary of the Change in Control termination or Mr. Lowe’s death or his securing of full-time employment which provides substantially equivalent benefits, the Company will provide Mr. Lowe and his eligible dependents with benefits substantially equivalent to those which were received immediately prior to the date of termination or a Change in Control. The Company shall also provide Mr. Lowe with reasonable outplacement services for a period of eighteen months and will reimburse him for his reasonable legal expenses in an amount not to exceed $75,000 should he have to institute legal proceedings to enforce the Change in Control provisions of the agreement. All outstanding equity awards will vest upon a Change in Control with the options remaining exercisable for the remainder of the original term.

      Lowe — Indemnification. Under the agreement, the Company is required to indemnify Mr. Lowe to the full extent permitted under Ohio law and must maintain directors and officers liability insurance covering him at a level and on terms and conditions no less favorable than the coverage the Company currently provides its directors and senior level officers.
      Lowe — Legal Fees. In 2003, the Company reimbursed Mr. Lowe $100,000 of the legal fees he incurred in the negotiation of the employment agreement.
      The Company employed Mr. Joseph G. NeCastro as its senior vice president and chief financial officer effective May 3, 2002. To assist Mr. NeCastro in satisfying an obligation with his previous employer, the Company paid him a $661,626 signing bonus (including the gross-up for withholding taxes) and loaned him $356,905. If Mr. NeCastro voluntarily resigns between three and five years of his date of hire, he will be required to pay the Company $175,000 of the signing bonus. Mr. NeCastro must repay the loan, with interest at 4.75% per year, by July 26, 2007. A portion of Mr. NeCastro’s annual performance bonus, if any, will be used to repay interest and principal on the loan. Simultaneously with such payment, the Company has agreed to pay Mr. NeCastro an additional bonus, the net amount of which will equal withholding taxes applicable to the portion of the bonus used for the loan payment. Each year, from 2003-2006, Mr. NeCastro repaid $80,000 of his loan balance. If his employment with the Company is terminated for any reason, all outstanding principal and accrued interest must be paid within thirty (30) days of the date of such termination.
      The Company employed Mr. Mark G. Contreras as its vice president of newspaper operations effective January 4, 2005. Under the terms of his compensation arrangement, Mr. Contreras received the following: (i) an annualized base salary of $450,000; (ii) an annual bonus target amount equal to 45% of his annual base salary; (iii) a signing bonus of $150,000; (iv) a one-time bonus of $50,000; and (v) a grant of 4,000 performance-based restricted shares pursuant to the Company’s Long-Term Incentive Plan. Mr. Contreras is also eligible for a severance payment equal to one and one-half times his base salary and annual bonus if he is terminated without cause or if he leaves the Company for good reason prior to December 31, 2006, other than within 18 months following a change in control. Cause is defined in the Company’s Senior Executive Change in Control Plan. Good reason is defined as (a) a material reduction in his starting pay or target bonus, (b) an assignment of duties that is materially inconsistent with, or materially less than his duties as vice president of newspaper operations or (c) an assignment or relocation without his consent. In no event would he receive a severance payment and a payment under the Change in Control Plan.
      Mr. Gregory L. Ebel retired as vice president/human resources of the Company on April 15, 2005 but remained an employee until December 31, 2005. Under the terms of a compensation agreement with Mr. Ebel, he continued to receive his annual salary of $281,000 through December 31, 2005 and received an annual bonus in the amount of $100,461. On December 31, 2005, Mr. Ebel received a special supplemental payment (the “special payment”) in the amount of $569,025. Mr. Ebel will receive $600,000 as aggregate compensation for lost benefits under the Company’s pension plan. Payment is being made in three equal installments of $200,000, plus interest. The first such payment, in the amount of $200,000, was made on January 1, 2006 and the remaining payments will be on January 1, 2007 and January 1, 2008. The remaining payments are subject to forfeiture under certain conditions. The Company paid Mr. Ebel $63,750 on January 2, 2006 as a lump-sum payment for the cost of future financial planning services. Stock options granted to Mr. Ebel under the Company’s long-term incentive plan fully vested on December 31, 2005, and are exercisable for the remainder of their respective terms. At the time of his retirement, Mr. Ebel held 1,706 restricted shares that fully vested as of his retirement date. Additionally, at the time of his retirement, he held 4,553 performance-based restricted shares. All of such shares vested on December 31, 2005. The Company is providing, at its expense, family medical coverage to Mr. Ebel until he reaches the age of 55. Thereafter, Mr. Ebel will be eligible to continue such medical coverage at his own expense until he is eligible for Medicare benefits or age 65, whichever occurs later. Commencing on January 1, 2006, and continuing until Mr. Ebel reaches the age of 65, the Company will provide, at its expense, supplemental term life insurance with a face value of $50,000. If Mr. Ebel is deceased at the time any of the base, bonus special payment or supplemental payment were to be made, such payments shall be made to his surviving spouse, or in the absence thereof, to his estate.

      Mr. Frank Gardner retired from his role as senior vice president of the Company and Chairman of Scripps Networks, Inc. on December 31 2005. Upon his retirement, the Company entered into a Consulting Agreement and a Special Retirement Supplement Agreement with Mr. Gardner. Mr. Gardner will serve as an independent consultant for the Company for a two-year term that began on January 1, 2006. Mr. Gardner will provide the Company and its subsidiaries and affiliates with business advice and other consulting services, as may be requested from time to time by the Company. In consideration for all services performed by Mr. Gardner, he will be paid an annual fee of $250,000 during the term of the consulting agreement. The Special Retirement Supplement Agreement provides Mr. Gardner with a lump sum payment of $1,000,000 that was paid on January 2, 2006.
PROPOSAL 2
      To approve an amendment to the Company’s Code of Regulations.
General
      There will be submitted at the annual meeting for action by the holders of Common Voting Shares a proposal to amend Article VI, Section 1 of The E. W. Scripps Company’s Code of Regulations. Such amendment will allow a shareholder to choose to have shares registered through an uncertificated share registration system. The board of directors approved the proposed amendment on February 23, 2006. If approved, the applicable section of the Code of Regulations will read as follows.
      Section 1. Form and Execution.

(A) Certificates for shares, certifying the number of full-paid shares owned, shall be issued to each shareholder who chooses to receive a certificate, in such form as shall be approved by the board of directors. Such certificates shall be signed by the chairman of the board of directors or the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that if such certificates are countersigned by an incorporated transfer agent or registrar, the signatures of any of such officers and the seal of the Corporation upon such certificates may be facsimiled, engraved, stamped or printed. If any officer or officers who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates if authenticated by the endorsement thereon of the signature of a transfer agent or registrar shall nevertheless be as effective in all respects when delivered as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

(B) As an alternative to issuing stock certificates, a shareholder may choose to have shares registered through an uncertificated share registration system.
Vote Necessary for Approval
      The affirmative vote of the holders of a majority of the Common Voting Shares outstanding as of the record date for the annual meeting is required to approve the amendment to the Code of Regulations. Broker nonvotes have the effect of a vote against the proposal. The board of directors recommends that holders of such shares vote FOR the amended Code. It is expected that the Common Voting Shares owned by The Edward W. Scripps Trust will be voted in favor of the amendment to the Company’s Code of Regulations, thus assuring its approval. Proxies for Common Voting Shares solicited by the board will be voted FOR the proposal unless shareholders specify a contrary choice in their proxies.

REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and owners of more than ten percent of the Company’s Class A Common Shares (“10% shareholders”), to file with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).
      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with, except that one Form 4, representing one transaction for Mr. Mark S. Hale, Vice President of Technology Operations, was filed one day late because of an administrative issue.
ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
      At its March 6, 2006 meeting, the audit committee of the board of directors approved the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2006. A representative of Deloitte & Touche LLP, the Company’s independent registered public accounting firm during 2005, is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires.
REPORT ON SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      Any shareholder proposals intended to be presented at the Company’s 2007 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202, on or before November 10, 2006, for inclusion in the Company’s proxy statement and form of proxy relating to the 2007 Annual Meeting of Shareholders.
      If a shareholder intends to raise a proposal at the Company’s 2007 annual meeting that he or she does not seek to have included in the Company’s proxy statement, the shareholder must notify the Company of the proposal on or before January 6, 2007. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the 2007 proxy statement.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
      Any interested person wishing to communicate with the board may do so by addressing letters to the Corporate Secretary at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202. All communications referring to material matters will be relayed to the directors at their next board meeting.
OTHER MATTERS
      The solicitation of proxies is made by and on behalf of the board of directors. The cost of the solicitation will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Class A Common Shares.
      The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by giving written notice to the Company or in open meeting.
      The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two respective classes of stock permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”
      Under Ohio law and the Company’s Articles of Incorporation, broker non-votes for Class A Common Shares and abstaining votes for both Class A Common Shares and Common Voting Shares will not be counted in favor of, or against, election of any nominee.
      If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The board does not know of any other matters which will be presented for action at the meeting.
      A copy of the Company’s Annual Report for the year ended December 31, 2005 is enclosed.

By order of the board of directors,

Mary Denise Kuprionis, Esq.
Vice President
Corporate Secretary/ Director of Legal Affairs
March 31, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	To vote for the following nominees for election as directors:	FOR	WITHHOLD AUTHORITY
		☐	☐

(01) David A. Galloway
(02) Nicholas B. Paumgarten
(03) Ronald W. Tysoe and
(04) Julie A. Wrigley

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

2.	On such other business as may properly come before the meeting.

The proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1.

Receipt of the Notice of Meeting of Shareholders and the related Proxy
Statement dated March 31, 2006 is hereby acknowledged.

Dated:		, 2006

(Please date your Proxy)

Signature of Shareholder

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.

When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ssp-cla Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

THE E.W. SCRIPPS COMPANY

PROXY FOR
CLASS A COMMON SHARES

     The undersigned hereby appoints KENNETH W. LOWE, RICHARD A. BOEHNE and MARY DENISE KUPRIONIS and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The E. W. Scripps Company, to be held at the Queen City Club, Cincinnati, Ohio, on Thursday, May 4, 2006 at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would posses if present in person, as follows:

(Continued, and to be signed, on other side)

Address Change / Comments (Mark the corresponding box on the reverse side)

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------
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You can now access your account for THE E. W. SCRIPPS COMPANY online.
Access your shareholder account for The E. W. Scripps Company online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for The E. W. Scripps Company, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

@ 3/17/06
Vote by Telephone — 1-xxx-xxx-xxx (provided by Mellon)
Have your proxy card available when you call the....
Language provided by Mellon or ComputerShare
Vote by Internet — https://www.proxyvotenow.com/ssp (provided by Mellon)
Vote by Mail

THE E.W. SCRIPPS COMPANY	PROXY FOR CLASS A COMMON SHARES
     The undersigned hereby appoints KENNETH W. LOWE, RICHARD A. BOEHNE and MARY DENISE KUPRIONIS and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The E. W. Scripps Company, to be held at The Queen City Club, Cincinnati, Ohio, on Thursday, May 4, 2006 at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

1.	☐ FOR, or ☐ WITHHOLD AUTHORITY to vote for the following nominees for election as directors: (01) David A. Galloway, (02) Nicholas B. Paumgarten, (03) Ronald W. Tysoe and (04) Julie A. Wrigley.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

2.	On such other business as may properly come before the meeting.
The proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in Item 1.
(Continued, and to be signed, on the other side)
side 2:
Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement dated March 31, 2006 is hereby acknowledged.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Dated		, 2006

(Please date your Proxy)

Signature of Shareholder

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.

When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	To vote for the following nominees for election as directors:	FOR	WITHHOLD AUTHORITY
		☐	☐

(01) William R. Burleigh
(02) John H. Burlingame
(03) Kenneth W. Lowe
(04) Jarl Mohn
(05) Jeffrey Sagansky
(06) Nackey E. Scagliotti
(07) Edward W. Scripps and
(08) Paul K. Scripps.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

		FOR	AGAINST	ABSTAIN
2.	WITH RESPECT TO, amending as prosposed the Company's Code of Regulations.	☐	☐	☐

3.	On such other business as may properly come before the meeting.

The proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1 and FOR the proposal set forth in item 2.

Receipt of the Notice of Meeting of Shareholders and the related Proxy
Statement dated March 31, 2006 is hereby acknowledged.

Dated:		, 2006

(Please date your Proxy)

Signature of Shareholder

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.

When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------
▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ssp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

THE E.W. SCRIPPS COMPANY
PROXY FOR
COMMON VOTING SHARES

     The undersigned hereby appoints KENNETH W. LOWE, RICHARD A. BOEHNE and MARY DENISE KUPRIONIS and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of the E.W. Scripps Company, to be held at The Queen City Club, Cincinnati, Ohio, on Thursday, May 4, 2006 at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows.

(Continued and to be signed on other side)

Address Change / Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
You can now access your account for THE E. W. SCRIPPS COMPANY online.
Access your shareholder account for The E. W. Scripps Company online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for The E. W. Scripps Company, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

@ 3/17/06
Vote by Telephone — 1-xxx-xxx-xxx (provided by Mellon)
Have your proxy card available when you call the....
Language provided by Mellon or ComputerShare
Vote by Internet — https://www.proxyvotenow.com/ssp (provided by Mellon)
Vote by Mail

THE E.W. SCRIPPS COMPANY	PROXY FOR COMMON VOTING SHARES
     The undersigned hereby appoints KENNETH W. LOW, RICHARD A. BOEHNE and MARY DENISE KUPRIONIS and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The E. W. Scripps Company, to be held at The Queen City Club, Cincinnati, Ohio, on Thursday, May 4, 2006 at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

1.	☐ FOR, or ☐ WITHHOLD AUTHORITY to vote for the following nominees for election as directors: (01) William R. Burleigh, (02) John H. Burlingame, (03) Kenneth W. Lowe, (04) Jarl Mohn, (05) Jeffrey Sagansky, (06) Nackey E. Scagliotti, (07) Edward W. Scripps and (08) Paul K. Scripps.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

2.	☐ FOR, or ☐ AGAINST, or ☐ ABSTAIN WITH RESPECT TO, amending as proposed the Company’s Code of Regulations.

3.	On such other business as may properly come before the meeting.
The proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in Item 1 and FOR the proposal set forth in item 2.
(Continued, and to be signed, on the other side)
side 2:
Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement dated March 31, 2006 is hereby acknowledged.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Dated		, 2006

(Please date your Proxy)

Signature of Shareholder

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.

When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.